                                                                     EXHIBIT 11


                                                                    Three Months Ended                Three Months Ended
                                                                      June 30, 1997                     June 30, 1997
                                                               ---------------------------     ---------------------------
                                                                Primary      Fully Diluted       Primary     Fully Diluted
                                                               ----------    -------------     -----------   -------------
Net income                                                     $ 3,451,944     $ 3,451,944     $ 5,583,193     $ 5,583,193
                                                               ===========     ===========     ===========     ===========
Weighted-average shares:
     Shares outstanding at beginning of period                  13,600,835      13,600,835      13,417,012      13,417,012
     Shares issued in conjunction with acquisitions:
          183,823 shares issued for Flexible in March 1997            -               -            123,903         123,903
          690,855 shares issued for Global in April 1997           690,855         690,855         347,336         347,336
          23,263 shares issued for Kleven in June 1997               7,669           7,669           3,856           3,856
          193,860 shares issued for Sterling in June 1997           63,910          63,910          32,131          32,131
     Outstanding options considered common stock
          equivalents                                              258,676         473,578         178,672         432,509
     Other                                                          55,431          55,431          55,351          55,351
                                                               -----------     -----------     -----------     -----------
               Total weighted-average shares                    14,677,376      14,982,278      14,158,260      14,412,097
                                                               ===========     ===========     ===========     ===========

Earnings per share                                             $      0.24     $      0.23     $      0.39     $      0.39
                                                               ===========     ===========     ===========     ===========



Note: Reference is made to Note 5 of the Staffmark, Inc. Notes to Pro Forma Statements of Income contained in this Form 10-Q.